UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2015

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Contract

On March 5, 2015, Whirlpool Corporation (the “Company”) priced an offering of €500,000,000 of 0.625% Senior Notes due 2020 (the “Notes”). In connection with the offering of the Notes, the Company entered into an Underwriting Agreement with BNP Paribas, HSBC Bank plc, ING Bank N.V. and The Royal Bank of Scotland (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed severally to purchase, subject to and upon terms and conditions set forth therein, the Notes.

The Notes will be issued under an indenture dated as of March 20, 2000, between the Company and U.S. Bank National Association (successor to Citibank, N.A.), as trustee, as supplemented by an officers’ certificate establishing the terms and providing for the issuance of the Notes.

When issued, the Notes will be registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-181339) filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2012. On March 9, 2015, the Company filed a final prospectus supplement with the Commission relating to the Notes.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document

1.1	Underwriting Agreement, dated March 5, 2015, by and among Whirlpool Corporation, BNP Paribas, HSBC Bank plc, ING Bank N.V. and The Royal Bank of Scotland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

March 10, 2015	By:	/S/ LARRY M. VENTURELLI

Name: Larry M. Venturelli
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

1.1	Underwriting Agreement, dated March 5, 2015, by and among Whirlpool Corporation, BNP Paribas, HSBC Bank plc, ING Bank N.V. and The Royal Bank of Scotland.